UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 7, 2006

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20242	13-3845162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500-512 Seventh Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code    (212) 600-6000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On February 7, 2006, iVillage Inc., or iVillage, entered into Amendment Number One to the Website Services Agreement, or the Amendment, with Hearst Communications, Inc., or Hearst.  The Amendment is effective as of December 20, 2005 and amends the Website Services Agreement, dated December 19, 2003, by and between iVillage and Hearst, or the Services Agreement.  The Amendment, among other things, (i) extends the term of the Services Agreement to December 31, 2006, which may be further extended at Hearst’s option to June 30, 2007 upon certain conditions, (ii) provides for a termination right for convenience upon 120 days notice by either party and a termination right upon a “change in control” of iVillage (as such term is defined in the Agreement) upon 10 days notice by Hearst, (iii) adds another Hearst website to which iVillage shall provide services, and (iv) increases the maintenance fees due to iVillage for providing the contemplated services.

The foregoing summary of the Amendment is incomplete.  It is qualified in its in entirety by the text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

Exhibit No.	Description

10.1

Amendment Number One to Website Services Agreement, dated as of December 20, 2005, between iVillage Inc. and Hearst Communications, Inc. (exhibits have been omitted and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.

	By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer &
Executive Vice President,
Operations & Business Affairs

Dated: February 9, 2006

EXHIBIT INDEX

Exhibit	Description

10.1

Amendment Number One to Website Services Agreement, dated as of December 20, 2005, between iVillage Inc. and Hearst Communications, Inc. (exhibits have been omitted and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).